Exhibit 10.61

WARRANT REPURCHASE AGREEMENT

THIS WARRANT REPURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 8th day of July, 2005 by and between TRX, Inc., a Georgia corporation (the “Company”), and Sabre Investments, Inc., a Delaware corporation (the “Warrantholder”).

WHEREAS, pursuant to the Warrant Agreement dated as of November 16, 2001, by and between the Company and the Warrantholder (the “Warrant Agreement”), the Warrantholder holds a warrant to purchase 640,285 shares of Common Stock, $.01 par value per share, of the Company at an exercise price of $11.0326 per share (the “Warrant”);

WHEREAS, the Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission with respect to the issuance and sale of the Company’s Common Stock in an underwritten initial public offering (the “Public Offering”); and

WHEREAS, in connection with the Public Offering, the Company desires to purchase from the Warrantholder, and the Warrantholder desire to sell to the Company, the Warrant.

NOW, THEREFORE, for and in consideration of the mutual agreements set forth herein, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, effective immediately prior to the date and time of the First Closing Date (as defined in the Underwriting Agreement to be entered into between the Company and the several underwriters named therein in connection with the Public Offering) the Warrantholder hereby sells to the Company, and the Company hereby purchases from the Warrantholder, the Warrant. The purchase price to be paid to the Warrantholder for the Warrant (the “Purchase Price”) shall be an amount determined as set forth on Schedule A hereto, based on the initial offering price to the public of the Company’s Common Stock, which amount shall be adjusted, if necessary, pursuant to Section 1(b)(ii) and Section 7 of the Warrant Agreement.

2. Manner and Time of Payment. Upon the Warrantholder’s delivery to the Company prior to the First Closing Date of all agreements and related documents regarding the grant and exercise of the Warrant held by the Warrantholder, the Company shall pay the Purchase Price to the Warrantholder no later than five days after the First Closing Date by official bank check or checks or wire transfer to an account at a bank designated by the Warrantholder.

3. Representations of Warrantholder. The Warrantholder represents and warrants to the Company that: (i) Warrantholder has, and at the time of sale of the Warrant to the Company will have, good and valid title to the Warrant, free and clear of all liens, security interests, encumbrances, equities and claims, with no defects of title whatsoever; (ii) Warrantholder has strictly complied with the terms of the Warrant Agreement at all times since the Effective Date (as such term is defined in the Warrant Agreement); and (iii) Warrantholder is not a party to or bound by any agreement, or any judgment, decree or ruling of any governmental authority, affecting or relating to Warrantholder’s right to transfer the Warrant.

4. Termination of Agreement. In the event that the First Closing Date does not occur on or before September 30, 2005, this Agreement shall terminate and each party shall be released from its obligations hereunder.

5. Survival of Representations and Warranties. All representations and warranties made hereunder shall survive the consummation of the transactions contemplated hereunder.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto, their legal representatives, successors, and assigns.

7. Entire Agreement. This Agreement supersedes all agreements previously made between the parties hereto relating to its subject matter.

8. Non-waiver. No delay or failure by any party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

9. Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

10. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia.

11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be one and the same instrument.

IN WITNESS WHEREOF the parties have signed this instrument as of the date first set forth above.

THE COMPANY:

TRX, INC.

By:	/s/ Timothy J. Severt

WARRANTHOLDER:

SABRE INVESTMENTS, INC.

By:	/s/ Gary Golden

SCHEDULE A

INITIAL OFFERING PRICE TO PUBLIC:	$9.00	$9.50	$10.00	$10.50	$11.00	$11.50
PURCHASE PRICE FOR WARRANT*:	$1,599,500	$1,759,844	$1,924,120	$2,092,015	$3,363,245	$2,988,978
INITIAL OFFERING PRICE TO PUBLIC:	$12.00	$12.50	$13.00	$13.50	$14.00	$14.50
Purchase Price for Warrant*:	$2,614,711	$2,794,504	$2,976,742	$3,161,249	$3,347,868	$3,536,452
INITIAL OFFERING PRICE TO PUBLIC:	$15.00	$16.00	$17.00	$18.00	$19.00	$20.00	$21.00
PURCHASE PRICE FOR WARRANT*:	$3,726,869	$4,112,721	$4,504,563	$4,901,663	$5,303,400	$5,709,240	$6,118,724

*	The Purchase Price will be pro rated in the event that the initial offering price to the public of the Company’s Common Stock is between the prices indicated.

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